SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934



Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                               RadiSys Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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       and 0-11

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           pursuant to Exchange Act Rule 0-11:  Set forth the amount on which
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       how it was determined.

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
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
                               RADISYS CORPORATION

                    Notice of Annual Meeting of Shareholders
                             to be Held May 19, 1998

To the Shareholders of RadiSys Corporation:

The Annual Meeting of Shareholders of RadiSys Corporation, an Oregon corporation, (the "Company") will be held at the Company's headquarters, 5445 NE Dawson Creek Drive, Hillsboro, Oregon, on May 19, 1998 at 8:30 a.m. for the following purposes:

     1. To elect six directors, each to serve until the next Annual Meeting of Shareholders or until a successor has been elected and qualified;

     2. To transact any other business as may properly come before the meeting or any adjournment or thereof.

Only shareholders of record at the close of business on March 24, 1998 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

A list of shareholders will be available for inspection by the shareholders commencing May 1, 1998 at the corporate headquarters of the Company, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124.


By Order of the Board of Directors,




Brian V. Turner
Chief Financial Officer
and Vice President of
Finance and Administration

April 10, 1998
Hillsboro, Oregon



YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               RADISYS CORPORATION

                                ---------------

                                 PROXY STATEMENT

                                ---------------

                     SOLICITATION AND REVOCABILITY OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RadiSys Corporation, an Oregon corporation, (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the Company's headquarters, 5445 NE Dawson Creek Drive, Hillsboro, Oregon, on May 19, 1998 at 8:30 a.m. and for the purposes set forth in the accompanying Notice of Annual Meeting. All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting. For purposes of proposals other than the election of directors, abstentions are counted as no votes and broker non-votes are not counted for any purpose in determining whether a proposal is approved.

     The mailing address of the principal executive offices of the Company is 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. This Proxy Statement and the accompanying Notice of Annual Meeting and the Proxy Card are first being mailed to the Shareholders on or about April 10, 1998.

     The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

     The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is March 24, 1998. At the close of business on March 20, 1998, 7,858,383 shares of Common Stock of the Company were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.

     The Company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of six directors who are elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Dr. Glenford J. Myers, James F. Dalton, Richard J. Faubert, C. Scott Gibson, Dr. William W. Lattin, and Jean-Claude Peterschmitt.

     If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. If no instructions are given, proxies will be voted for the election of the six nominees named below. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for such other candidate or candidates as are nominated by the Board of Directors, in accordance with the authority conferred in the proxy. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are accounted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee.

     Set forth below is the name, position with the Company, principal occupation and age of each of the nominees for director of the Company. Certain of the information about each of the nominees is described below and in "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among the directors and executive officers of the Company.

               Name                Age          Position with the Company
               ----                ---          -------------------------
     Dr. Glenford J. Myers         51       Chairman of the Board, President
                                            and Chief Executive Officer
     James F. Dalton               39       Director
     Richard J. Faubert            49       Director
     C. Scott Gibson               45       Director
     Dr. William W. Lattin         57       Director
     Jean-Claude Peterschmitt      64       Director

     Dr. Glenford J. Myers co-founded the Company in March 1987 and has served as the Company's Chairman of the Board, President and Chief Executive Officer since that time. From 1981 to 1987, he held various management positions with Intel Corporation ("Intel"), including Manager of Microprocessor Product Line Architecture and Manager of the Microprocessor Strategic Business Segment. While at Intel, Dr. Myers had primary management responsibility for the feasibility and design of Intel's 386 and 80960 microprocessor chips, both of which became industry standards in their respective application areas. From 1968 to 1981, Dr. Myers held various engineering and management positions with IBM. Dr. Myers holds a Ph.D. from the Polytechnic Institute of New York, M.S. from Syracuse University and B.S.E.E. from Clarkson College.

     James F. Dalton has served as a Director since December 1993. Since April 1989, Mr. Dalton has been employed by Tektronix, Inc. ("Tektronix"), an electronics manufacturing company. He presently serves as Tektronix' Vice President and General Counsel. Prior to that he served as Director of Corporate Development. Additionally, Mr. Dalton serves as a director and Vice President of Tektronix Development Company ("Tektronix Development").

     Richard J. Faubert has served as a Director since June 1993 and a member of the Compensation Committee since December 1993. From 1986 through 1992, Mr. Faubert served as Vice President of Product Development of GenRad, Inc. Since that time, Mr. Faubert has been employed by Tektronix, first as General Manager of its Instruments Business Unit and most recently as Vice President and General Manager of the Television and Communications Business Unit, Measurement Business Division.

     C. Scott Gibson has served as a Director since June 1993 and as a member of the Compensation Committee since January 1995. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc. ("Sequent"). Prior to co-founding Sequent Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since August 1992, Mr. Gibson has served as the Chairman of the Board for Adaptive Solutions, Inc. Currently, Mr. Gibson is the Chairman of the Board of Trustees of Oregon Graduate Institute. Mr. Gibson also serves on the boards of several other companies, including Inference Corporation, Triquint Semiconductor, Inc., Integrated Measurement Systems, Inc., Health Systems Technologies, Inc. and Webridge Inc. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.

     Dr. William W. Lattin has served as a Director since September 1987 and Chair of the Compensation Committee since July 1993. From September 1986 through February 1994, Dr. Lattin served as President and Chief Executive Officer of Logic Modeling Corp. From February 1994 through October 1994, he was employed by Synopsys, Inc. as President of the Logic Modeling Group until his appointment in October 1994 to Executive Vice President, in which capacity he presently serves. From 1975 to 1986, Dr. Lattin held various engineering and management positions with Intel, the most recent being Corporate Vice President and General Manager of Intel's Systems Group. Dr. Lattin also serves as a director on the boards of the Oregon Graduate Institute, of EasyStreet Online Services, Inc., and of Synopsys, Inc. Dr. Lattin holds a Ph.D. from Arizona State University and M.S.E.E. and B.S.E.E. from the University of California-Berkeley.

     Jean-Claude Peterschmitt has served as a Director since July 1996. From 1967 to 1987, Mr. Peterschmitt served in various capacities with Digital Equipment Corporation, a corporate information systems supplier, most recently as General manager, Vice President, Europe and Chairman of the European Board of Directors. Prior to that time, Mr. Peterschmitt was a member of Arthur D. Little's European Operations Research Group. He currently serves on the supervisory boards of Adaptive Solutions, Inc., Euroventures B.V., a European venture funds, LeRoseau, a network structure for the creation and development of high-technology enterprises in Switzerland, and various private American and European companies. Mr. Peterschmitt received an engineering degree from Eidgenossiche Technische Hochscule (Zurich) and an M.S. degree from the MIT Sloan School of Business.

Board Committees and Meetings

     The Board of Directors met 8 times during the fiscal year ended December 31, 1997. Each director (other than William W. Lattin) attended at least 75 percent of the aggregate of the meetings of the Board of Directors and the committees of which the director was a member.

     The Company maintains an Audit Committee comprised of C. Scott Gibson and James Dalton. The Audit Committee oversees actions taken by the Company's independent auditors. The Audit Committee met three times in the last fiscal year.

     The Company maintains a Compensation Committee comprised of William W. Lattin, Richard J. Faubert and C. Scott Gibson. None of the members of the Compensation Committee are current or former officers or employees of the Company. The Compensation Committee reviews and determines the compensation of the Company's executive officers. Additionally, the Compensation Committee makes grants to executive officers under the Stock Incentive Plan. The Compensation Committee met 4 times in the last fiscal year.

Director Compensation

     Directors do not receive any fees for serving on the Company's Board of Directors or any committee thereof but are reimbursed for reasonable expenses incurred in attending meetings. Pursuant to the terms of the 1997 Stock Incentive Plan, each individual who becomes a non-employee director of the Company after August 7, 1995 is automatically granted, on the date the individual joins the Board of Directors, a non-statutory option to purchase 15,000 shares of Common Stock. In addition, each non-employee director of the Company automatically is granted an annual, non-statutory option to purchase 5,000 shares of Common Stock. No such grants are made, however, if the non-employee director's employer prohibits the non-employee director from receiving such options. The exercise price of options automatically granted to non-employee directors will be the fair market value of the Common Stock on the date of grant. The Company's 1995 Stock Option Plan authorized the Company to grant non-statutory stock options to non-employee directors. Pursuant to the terms of the 1995 Stock Option Plan, Mr. Gibson, Dr. Lattin and Mr. Peterschmitt each received a non-statutory stock option in 1997 to purchase 5,000 shares of Common Stock for their services as directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 20, 1998 by (i) persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director,
(iii) each executive officer of the Company named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

                                                          Shares      Percentage
                                                    Beneficially       of Common
     Name                                                  Owned           Stock
     ----                                           ------------      ----------
     Dr. Glenford J. Myers (1)                           240,026            3.0%
     Ronald A. Dilbeck (2)                                20,950              *
     Brian V. Turner (3)                                  25,258              *
     Stephen J. Verleye (4)                               30,663              *
     John D. Watkins (5)                                  55,349              *
     James F. Dalton (6)                                     200              *
     Richard J. Faubert (6)                                    0              *
     C. Scott Gibson (7)                                  23,628              *
     Dr. William W. Lattin (8)                            46,849              *
     Jean-Claude Peterschmitt (9)                         20,000              *
     Intel Corporation
      2200 Mission College Blvd.
      Santa Clara, CA 95052 (10)                       1,186,167           15.1%
     Dresdner RCM Capital
      Four Embarcadero Center
      San Francisco, CA 94111(10)                        798,100           10.1%
     All directors and  officers as a group
     (12 persons) (11)                                   473,423            5.9%

     *    Less than 1%


(1) Includes options to purchase 16,000 shares of Common Stock exercisable within 60 days after March 24, 1998. Excludes options to purchase 95,000 shares of Common Stock not exercisable within 60 days after March 24, 1998.
     Includes 800 shares of Common Stock held by Dr. Myers' minor child.

(2) Includes options to purchase 16,667 shares of Common Stock exercisable within 60 days after March 24, 1998. Excludes options to purchase 70,083 shares of Common Stock not exercisable within 60 days after March 24, 1998.

(3) Includes options to purchase 20,000 shares of Common Stock exercisable within 60 days after March 24, 1998. Excludes options to purchase 40,000 shares of Common Stock not exercisable within 60 days after March 24, 1998.

(4) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days after March 24, 1998. Excludes options to purchase 50,000 shares of Common Stock not exercisable within 60 days after March 24, 1998.

(5) Includes options to purchase 18,061 shares of Common Stock exercisable within 60 days after March 24, 1998. Excludes options to purchase 55,060 shares of Common Stock not exercisable within 60 days after March 24, 1998.

                                       6

(6) Excludes 282,151 shares held by Tektronix Development, a wholly owned subsidiary of Tektronix. Mr. Dalton is a director and Vice President of Tektronix Development and serves as Tektronix' Vice President and General
     Counsel. Mr. Faubert is Vice President and General Manager of the
     Television and Communications Test Business Unit, Measurement Business
     Division of Tektronix.


(7) Includes options to purchase 10,000 shares of Common Stock exercisable within 60 days after that date.

(8) Includes options to purchase 14,456 shares of Common Stock exercisable within 60 days after March 24, 1998.

(9) Includes options to purchase 20,000 shares of Common Stock exercisable within 60 days after March 24, 1998.

(10) Based solely on information provided as of December 31, 1997 in a Schedule
     13G filed by the shareholder.

(11) Includes options to purchase 135,184 shares of Common Stock exercisable within 60 days after March 24, 1998. Excludes options to purchase 394,143 shares of Common Stock not exercisable within 60 days after March 24, 1998.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth, for the chief executive officer and the four most highly compensated executive officers, information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years. One other executive officer of the Company other than the persons shown below received total annual salary and bonus for fiscal 1997 in excess of $100,000.

Summary Compensation Table

                                           Annual Compensation          Shares
    Name and                        ----------------------------    Underlying
Principal Position                  Year      Salary    Bonus(1)       Options
------------------                  ----    --------    --------    ----------
Glenford J. Myers                   1997    $227,500    $133,800    35,000 (2)
Chairman of the Board,              1996    $169,375    $ 24,400    35,000
President and Chief                 1995    $154,708    $ 32,250    50,000
Executive Officer

Ronald Dilbeck (3)                  1997    $159,792    $ 41,169    20,000 (2)
Vice President and                  1996    $ 88,802                50,000
General Manager of
Automation Controls Division

Brian V. Turner                     1997    $143,875    $ 46,920    15,000 (2)
Chief Financial Officer             1996    $117,917    $  4,880    15,000
and Vice President of               1995    $ 24,167                30,000
Finance and
Administration

Stephen J. Verleye                  1997    $139,392    $ 54,600    20,000 (2)
Vice President and                  1996    $124,967    $  9,150    20,000
General Manager of                  1995    $124,241    $ 16,813    20,000
Commercial Equipment Division

John D. Watkins                     1997    $157,932    $ 49,980    20,000 (2)
Executive Vice                      1996    $134,289    $ 12,200    20,000
President of Sales                  1995    $139,798    $ 17,635    45,182


(1)  Represents amounts paid under the Incentive Compensation Plan. See
     "Compensation Committee Report on Executive Compensation - Incentive
     Compensation Plan".

(2) Represents options issued in 1997 in replacement of canceled options granted during 1996 at higher exercise prices. See "Canceled 1996 Stock
     Options". No new options were granted to these officers in 1997 (excluding options issued to replace canceled options).

(3)  Joined Company during 1996.

Stock Option Grants in Fiscal 1997. The following table sets forth information concerning individual grants of stock options made by the Company during fiscal 1997 to each of the officers of the Company named in the Summary Compensation Table.

                                    Percent of                                    Potential Realizable
                       Number of         Total                                        Value at Assumed
                      Securities       Options                                   Annual Rates of Stock
                      Underlying    Granted to      Exercise                        Price Appreciation
                         Options     Employees         Price                        for Option Term(4)
                         Granted     in Fiscal           Per   Expiration      -----------------------
      Name                   (1)      Year (2)         Share      Date (3)            5%           10%
------------------     ---------     ---------     ---------     ---------     ---------     ---------
Glenford J. Myers         35,000         5.39%        $38.00       11/1/02      $352,658      $845,094
Ronald A. Dilbeck         20,000         3.08%        $38.00       11/1/03      $249,595      $607,202
Brian V. Turner           15,000         2.31%        $38.00       11/1/02      $151,139      $362,183
Stephen J. Verleye        20,000         3.08%        $38.00       11/1/02      $201,519      $482,911
John D. Watkins           20,000         3.08%        $38.00       11/1/02      $201,519      $482,911


(1)  All option grants were made pursuant to the Company's 1995 Stock Incentive
     Plan.

(2) In fiscal 1997, the Company granted options for a total of 656,402 shares of Common Stock under the 1995 Stock Incentive Plan and this number was used in calculating the percentages set forth in this column.

(3) Options expire prior to this date (i) if the optionee's employment is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised within 30 days after the date of termination, or (ii) if employment terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised within 12 months after the date of termination. If employment (or service as a director, as applicable) is terminated by death of the optionee, the option generally may be exercised by persons to whom the optionee's rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4) In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

Aggregated Option Exercises. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during fiscal 1997 by each of the officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                 Aggregated Option Exercises in Fiscal Year 1997
                        and Fiscal Year-End Option Values

                            Number                            Number of
                                of                       Securities Underlying           Value of Unexercised
                            Shares                      Unexercised Options at          In-the-Money Options at
                          Acquired          Value         December 31, 1997              December 31, 1997 (1)
                                on          Real-    ----------------------------    ----------------------------
       Name               Exercise           ized    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------    -----------    -----------    -----------    -------------    -----------    -------------
Glenford J. Myers                                         25,000           60,000       $656,250         $656,250
Ronald A. Dilbeck            3,250       $ 39,000         13,417           53,333       $164,358         $370,954
Brian V. Turner                                           20,000           25,000       $525,000         $262,500
Stephen J. Verleye          27,273       $950,737         10,000           30,000       $262,500         $262,500
John D. Watkins              6,061       $182,557         22,061           35,060       $623,771         $439,987


(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 1997 based on the last sale price of $37.25 per share of Common Stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.

                            Ten Year Option Repricing

As discussed in the Compensation Committee Report on Executive Compensation, in May 1997 the Committee approved the offering to all employees, including executive officers, holding stock options the opportunity to cancel unexercised stock options in exchange for new options equal to the then current fair market value defined as the highest closing price for the Company's common stock for the five trading days preceding May 30, 1997 (the date of issue). New options were issued at a price of $38.00 per share. The committee concluded that, with the decline in the market price of the stock, certain outstanding options no longer provided a significant incentive to management and employees and that the options were no longer serving the purposes intended. With the exception of options granted to officers, the new options issued to employees retained the same term of the canceled options, however, the term started anew from May 30, 1997. For options granted to officers, the new options issued retained the same term of the canceled options, however, the initial exercise dates were deferred by one year from the initial exercise date of the canceled option.

                                     Number of         Market      Exercise                         Months of
                                        Shares       Price of      Price of                   Original option
                                    Underlying       Stock at      Stock at            New     Term Remaining
                                       Options        Time of       Time of       Exercise         at Date of
           Name              Date     Canceled      Amendment     Amendment          Price          Amendment
------------------        -------     --------      ---------     ---------       --------    ---------------
Glenford J. Myers         5/30/97       35,000         $36.75        $57.88         $38.00                 65
Ronald A. Dilbeck         5/30/97       20,000         $36.75        $57.88         $38.00                 77
John S. Sonneborn         5/30/97       15,000         $36.75        $57.88         $38.00                 77
Brian V. Turner           5/30/97       15,000         $36.75        $57.88         $38.00                 65
Stephen J. Verleye        5/30/97       20,000         $36.75        $57.88         $38.00                 65
John D. Watkins           5/30/97       20,000         $36.75        $57.88         $38.00                 65

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION/1


The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee is also responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

The Company's objectives for executive compensation are to (i) attract and retain key executives important to the long term success of the Company; (ii) reward executives for performance and enhancement of shareholder value; and
(iii) align the interests of the executive officer with the success of the Company by basing a portion of the compensation upon corporate performance.

Base salary levels for the Company's executive officers are set relative to similar companies in the electronics industry. In determining salaries, the Company also takes into account individual experience, job responsibilities, and individual performance.

Executive Officer Compensation Program. The Company's executive officer compensation program is comprised of base salary, annual bonus, and long term incentive compensation in the form of stock options. Compensation based upon

---------------
     1/ This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

sales is also part of the compensation program for certain executive officers with sales responsibility.

Stock Options. The Company's stock option program is intended as a long term incentive plan for executives, managers and other employees within the company. The objectives of the program are to align employee and shareholder long term interests by creating a strong and direct link between compensation and shareholder value. The Company's Stock Option Plans provide for the award of incentive stock options to selected employees and the award of nonqualified stock options, restricted stock, stock appreciation rights, bonus rights and other incentive grants to selected employees, independent contractors and consultants.

Canceled 1996 Stock Options. In May 1997 the Committee approved the offering to all employees, including executive officers, holding stock options the opportunity to cancel unexercised stock options in exchange for new options equal to the then current fair market value defined as the highest closing price for the Company's common stock for the five trading days preceding May 30, 1997 (the date of issue). New options were issued at a price of $38.00 per share. The committee concluded that, with the decline in the market price of the stock, certain outstanding options no longer provided a significant incentive to management and employees and that the options were no longer serving the purposes intended. With the exception of options granted to officers, the new options issued to employees retained the same term of the canceled options, however, the term started anew from May 30, 1997. For options granted to officers, the new options issued retained the same term of the canceled options, however, the initial exercise dates were deferred by one year from the initial exercise date of the canceled option.

In fiscal 1997, the Board of Directors made the following option grants under the 1997 Stock Option Plan to executive officers: Dr. Glenford J. Myers - 35,000 options, John D. Watkins - 20,000 options, Stephen J. Verleye - 20,000 options, Ronald Dilbeck - 20,000 options, Brian V. Turner - 15,000 options, John Sonneborn - 15,000 and Arif Kareem - 24,000 options. With the exception of Mr. Kareem, represents options issued in 1997 in replacement of canceled options granted during 1996 at higher exercise prices. No new options were granted to these officers in 1997 (excluding options issued to replace canceled options). Options granted to Mr. Kareem were upon his initial employment, which vest in equal portions over three years from the grant date.

Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan (the "Compensation Plan") pursuant to which all employees of the Company in good standing for one pay period following the plan period are eligible to receive incentive compensation if certain six-month operational income and other Company goals are achieved. At its discretion, the Board of Directors, which administers the Compensation Plan, may reduce the incentive compensation to be paid pursuant to the Compensation Plan to executive officers of the Company.

Chief Executive Officer Compensation. The Committee determined the Chief Executive Officer compensation for 1997 based upon a number of factors and criteria. The Chief Executive Officer's base salary was determined based upon a review of the salaries of chief executive officers for similar companies of comparable size and complexity and upon a review by the Committee of the Chief Executive Officer's performance. The Chief Executive Officer received a bonus for 1997 based on satisfaction of the Company's performance objectives for the year established under the Company's Compensation Plan described above and his individual performance as evaluated by the Committee.

During 1997 the Chief Executive Officer was issued an option to purchase 35,000 shares of the Company's Common Stock to replace canceled 1996 options. This option is part of an ongoing program to provide Mr. Myers with significant ongoing incentives to remain with the Company and to further align his long-term interests with shareholder interests. The number of shares granted in 1997 was based on a subjective determination of the number of shares needed in 1997 as part of this long-term program.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Many of the options granted under the Company's 1995 Stock Incentive Plan have been Incentive Stock options. The Company receives no tax deduction from the exercise of an Incentive Stock Option unless the optionee disposes of the acquired shares before satisfying certain holding periods. Under IRS regulations, the $1,000,000 cap on deductibility applies to compensation recognized by an optionee upon such an early disposition, as well as compensation recognized upon the exercise of a Nonstatutory Stock Option, unless the option meets certain requirements. It is the Company's policy generally to grant options that meet the requirements of the IRS regulations so that any such compensation recognized by an optionee will be fully deductible. The Committee believes that the grant of Incentive Stock Options, despite the general nondeductibility, benefits the Company by encouraging the long-term ownership of Company's stock by officers and other employees.

                                       Richard J. Faubert
                                       C. Scott Gibson
                                       William W. Lattin


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of directors Richard J. Faubert, C. Scott Gibson and William W. Lattin. Mr. Faubert is the Vice-President and general Manager of the Television and Communications Test Business Unit, Measurement

Division of Tektronix. Tektronix beneficially owns approximately 3.6 percent of the Company's outstanding Common Stock. The Company and Tektronix are parties to multiple design agreements pursuant to which the Company agrees to design and develop certain products as specified and required by Tektronix. Sales to Tektronix accounted for approximately 2.5 percent of the Company's revenues in 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN/2

     The following graph sets forth the Company's total cumulative shareholder return as compared to the Standard and Poor's 500 Composite Index and the Hambrecht and Quist Computer Hardware Sector Index for the period October 20, 1995 (the date of the Company's initial public offering) through December 31, 1997. Total shareholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard and Poor's 500 Composite Index and the stocks represented in the Hambrecht and Quist Computer Hardware Sector Index, respectively. Total return also assumes reinvestment of dividends; the Company has never paid dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

[graphic line chart depicting performance:

                          Total Return to Stockholders
                     (Assumed $100 investment on 10/20/95)

Total Return Analysis

                       10/20/95  12/29/95  12/31/96  12/31/97
                       --------  --------  --------  --------
RadiSys Corporation       $ 100     $  78     $ 325     $ 248
H&Q Computer Hardware     $ 100     $ 104     $ 138     $ 188
S&P 500                   $ 100     $ 105     $ 130     $ 173]

---------------
     /2 This Section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's 1995 Stock Option Plan permitted the Company to grant non-statutory stock options to non-employees who provided important services to the Company. As compensation for their services rendered as directors of the Company, the Company granted under the 1995 Stock Option Plan non-statutory stock options to purchase 5,000 shares of Common Stock to each Mr. Gibson, Dr. Lattin and Mr. Jean-Claude Peterschmitt. In addition, the Company has entered into a consulting arrangement with Mr. Gibson pursuant to which the Company pays Mr. Gibson $20,000 per year.

     The Company and Tektronix are parties to multiple Design Agreement pursuant to which the Company agreed to design and develop certain products as specified and required by Tektronix. Tektronix beneficially owns approximately 3.6 percent of the Company's outstanding Common Stock and is affiliated with two of the Company's directors, Mr. Dalton and Mr. Faubert. Sales to Tektronix accounted for approximately 2.5 percent of the Company's revenues in 1997.

     The Company and Intel are parties to multiple Design Agreement pursuant to which the Company agreed to design and develop certain products as specified and required by Intel. Sales to Intel accounted for less than one percent of the Company's revenues in 1997. Additionally, Intel is a key supplier of components to the Company. The Company purchased approximately $3.5 million of components from Intel in 1997. Intel beneficially owns approximately 15.1 percent of the Company's outstanding Common Stock.


                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. Based solely on a review of the copies of the reports received by the Company and on written representations of certain reporting persons, the Company believes that during fiscal 1997, all persons required to report under
Section 16(a) of the Securities Exchange Act of 1934 filed timely reports with the exception of Mr. Dilbeck and Dr. Lattin who filed one late Form 4 each with respect to one transaction.

                             INDEPENDENT ACCOUNTANTS

     Representatives of Price Waterhouse LLP, the Company's independent accountants, will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.


                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company's 1999 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than December 9, 1998.


                             DISCRETIONARY AUTHORITY

     The Board of Directors of the Company is not aware of any matters other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.


     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.



By Order of the Board of Directors,




Brian V. Turner
Chief Financial Officer
and Vice President of
Finance and Administration

April 10, 1998
Hillsboro, Oregon

                                      PROXY

                               RADISYS CORPORATION
                           Annual Meeting, May 19 1997

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Dr. Glenford J. Myers, James F. Dalton, Richard
C. Faubert, C. Scott Gibson, Dr. William W. Lattin, and Jean-Claude Peterschmitt and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of RadiSys Corporation (the "Company") on May 19, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.  Election of Directors:     [  ] FOR all nominees     [  ] WITHHOLD AUTHORITY
                                    except as marked          to vote for all
                                    to the contrary           nominees listed
                                    below.                    below.

     (Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

     Dr. Glenford J. Myers, James F. Dalton, Richard C. Faubert, C. Scott
        Gibson, Dr. William W. Lattin, and Jean-Claude Peterschmitt


2. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors and adoption of the Plan The proxies may vote in their discretion as to other matters that may come before this meeting.

                                    Shares:

                                    Date:_________________________________, 1997

P
R
0                                   ____________________________________________
X                                             Signature or Signatures
Y
                                    Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

                                    The Annual Meeting of Shareholders of
                                    RadiSys Corporation will be held on May 19, 1997 at 8:30 am., Pacific Daylight Time, at the corporate headquarters at 5445 N.E. Dawson Creek Drive, Hillsboro, Oregon.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.